SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 15, 2003
                                                           -------------


                              NOBILITY HOMES, INC.
             (Exact name of registrant as specified in its charter)


           Florida                     000-06506                 59-1166102
           -------                     ---------                 ----------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)                File No.)            Identification No.)


3741 S W 7th Street                                            34478
Ocala, Florida                                                 -----
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number including area code:        (352) 732-5157
                                                          --------------

          (Former name or former address, if changed since last report)




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ITEM 4.  Changes In Registrant's Certifying Accountant
         ---------------------------------------------

On July 15, 2003, Nobility Homes, Inc., ("Nobility") dismissed its auditors, PricewaterhouseCoopers LLP ("PWC"), and appointed Tedder James Worden & Associates, P.A. ("TJW") as its new independent auditors, effective July 15, 2003. This change was approved by the Audit Committee of Nobility's Board of Directors.

During Nobility's two most recent fiscal years ended November 2, 2002 and November 3, 2001, and the subsequent interim period through July 15, 2003, there were no disagreements between Nobility and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in the connection with its reports on the Nobility financial statements for such years.

The audit reports of PWC on the financial statements of Nobility as of and for the fiscal years ended November 2, 2002 and November 3, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

A letter from PWC is attached hereto as Exhibit 16.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

(c)  Exhibits

16 Letter of PricewaterhouseCoopers LLP regarding change in certifying accountant





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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NOBILITY HOMES, INC.


July 22, 2003                           By:     /s/ Lynn J. Cramer, Jr.
                                           -------------------------------------
                                             Lynn J. Cramer, Jr., Treasurer
                                             and Principal Accounting Officer




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